                                                              Exhibit 8.3

                                Arthur
                               Andersen

                                            ------------------------------
                                            Arthur Andersen & Co.
                                            Chartered Accountants

                                            ------------------------------
                                            Toronto Dominion Centre
                                            1900-79 Wellington Street West
                                            PO Box 29
                                            Toronto Ontario M5K 1B9
                                            416 863 1540
                                            416 947 7678 Fax

February 14, 1997


The Board of Directors
Statia Terminals Canada, Incorporated
Statia Terminals International N.V.
C/O Statia Terminals Inc.
800 Fairway Drive, Suite 295
Deerfield Beach, Florida 33441
U.S.A.


Dear Sirs:

Re: Offer to Exchange (the "Exchange Offer") U.S. $135,000,000 11-3/4% First
    Mortgage Notes due 2003 Series B (the "New Notes") for all Outstanding 11-3/4% First Mortgage Notes, Series A of Statia Terminals International N.V. and Statia Terminals Canada, Incorporated.

We have acted as special Canadian tax advisors to Statia Terminals
International N.V. and Statia Terminals Canada Incorporated (the "Issuers") in connection with the issue and sale by the Issuer of U.S. $135,000,000 aggregate principal amount of 11-3/4% First Mortgage Notes Series A due 2003 (the "Notes") to Dillon, Read & Co. Inc. (the "Purchaser") pursuant to a purchase agreement dated as of November 22, 1996 (the "Purchase Agreement") between the Purchaser and Issuers and in connection with the Exchange Offer pursuant to a Prospectus dated February 14, 1997 for the purpose of delivering the opinions expressed herein. This opinion is delivered to you at your request regarding the Exchange Offer transaction.

As such, we have reviewed documents which are either executed originals or which we have been advised by Issuer are true and complete copies of the following:

    (i) the Purchase Agreement dated November 22, 1996;


   (ii) (a) the preliminary offering memorandum of the Issuers dated November 5, 1996, and (b) the final offering memorandum of the Issuers dated November 22, 1996 (the "Offering Memorandum");

  (iii) the indenture dated as of November 27, 1996 (the "Indenture") among the Issuers, the companies collectively referred to as the Subsidiary Guarantors and Marine Midland Bank as trustee (the "Trustee"), together with the form of Notes attached to the Indenture;

   (iv) a registration rights agreement in relation to the Notes dated as of November 27, 1996 between Issuers, the Subsidiary Guarantors named therein and the Purchaser; and

    (v) the Prospectus dated February 14, 1997 filed with a Form S-4 Registration Statement with the U.S. Securities and Exchange Commission ("the Prospectus").

We have also examined originals or copies identified to our satisfaction of the debt allocation agreement between the Issuers dated November 27, 1996 and such other documents as we have considered necessary or advisable to enable us to give this opinion.

For the purposes of this opinion, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authencity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, notarial or photostatic copies. We have also assumed that the Notes in definitive form will be in substantially the form attached to the Indenture.

The opinion expressed in paragraph 1 below is based on the provisions of the Income Tax Act (Canada) and the regulations thereunder in force on February 7, 1997, specific proposals to amend the Income Tax Act (Canada) and the regulations thereunder announced by the Canadian Minister of Finance before February 10, 1997 and our understanding of the current administrative practices of Revenue Canada.

The opinion expressed herein is based on the federal laws of Canada in force on the date thereof and does not take into account the laws of any province or territory of Canada or any other jurisdiction.

Based on the foregoing,

    1. Subject to the limitations set forth therein, we hereby confirm our opinion contained in the Prospectus captioned "Taxation--Canadian Federal Tax Consequences" and that the opinion contained therein describes the material Canadian federal income tax consequences to a holder of Notes or New Notes who, within the meaning of the Income Tax Act (Canada), is a non-resident of Canada, deals at arms' length with the Issuers and holds the Notes and New Notes as capital property.

    2. We are of the opinion that no stamp or other issuance, goods and services or transfer taxes or duties are payable by or on behalf of a Holder under the federal laws of Canada in connection with the exchange of Notes for

      New Notes pursuant to the Exchange Offer.

As independent accountants, we hereby consent to the use of our opinion under the heading "Taxation--Canadian Federal Tax Consequences" in the Prospectus dated February 14, 1997 included in the Registration Statement on Form S-4 for Statia Terminals International N.V. and Statia Terminals Canada, Incorporated. In giving this consent we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


Yours very truly,


                       Arthur Andersen & Co.